UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011

ATHEROS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50534	77-0485570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Technology Drive, San Jose, California 95110

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 773-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 14, 2011, the Delaware Court of Chancery (the “Court”) vacated its earlier order enjoining Atheros Communications, Inc. (the “Company”) from holding any vote by the Company’s stockholders upon a proposal to approve the merger pursuant to which the Company would become a wholly owned subsidiary of QUALCOMM Incorporated. The Court determined that the additional disclosures filed by the Company with the Securities and Exchange Commission (“SEC”) on March 7, 2011 (the “Definitive Additional Materials”), which supplemented the definitive proxy statement dated February 10, 2011 (the “Proxy Statement”), provided stockholders with appropriate curative disclosures as identified in the Court’s March 4, 2011 Memorandum Opinion, and the Court vacated its March 4, 2011 order in accordance with its terms.

The special meeting of the Company’s stockholders to vote on the merger proposal will be held on Friday, March 18, 2011 at 1:00 p.m., Pacific Time, at 1700 Technology Drive, San Jose, California 95110.

Any stockholder who has previously delivered a proxy may revoke and revote it at any time before the polls close at the special meeting on March 18, 2011. Stockholders who do not wish to revoke their votes, including stockholders who have already voted in favor of or against the merger proposal or the adjournment proposal and do not wish to change that vote, do not need to take any further action. All shares of the Company’s common stock represented by properly executed proxies that are received in time for the special meeting on March 18, 2011 and that are not revoked, will be voted at the special meeting in the manner specified by the holder.

The Company’s stockholders of record as of February 9, 2011, the record date for the special meeting, who have not yet voted and still wish to do so may vote in the manner set forth in the Proxy Statement. Stockholders who have questions about the merger or how to submit proxies, or who need additional copies of the Proxy Statement or the proxy card or who have questions about the Definitive Additional Materials may contact the Company’s proxy solicitor, Georgeson Inc., toll-free at 866-296-5716 or 212-440-9800.

The Company’s board of directors, which previously recommended that the Company’s stockholders adopt the merger agreement, reaffirms that recommendation and encourages stockholders to vote “FOR” the adoption of the merger agreement at the special meeting.

Important Information

In connection with the proposed transaction with QUALCOMM Incorporated, the Company has filed the Proxy Statement and other relevant materials with the SEC. On or about February 14, 2011 and March 7, 2011, the Company began mailing the Proxy Statement and the Definitive Additional Materials, respectively, to stockholders of record as of the close of business on February 9, 2011. Before making any voting decision with respect to the proposed transaction, stockholders of the Company are urged to read the Proxy Statement and other relevant materials filed with the SEC because they contain important information about the proposed transaction. The Proxy Statement and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or from the Company at www.atheros.com or by contacting Atheros Investor Relations at: david.allen@atheros.com or 408-830-5762.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the proposed transaction. A list of the names of the Company’s executive officers and directors and a description of their respective interests in the Company are set forth in the Proxy Statement filed with the SEC in connection with the proposed transaction, and in any documents subsequently filed by its executive officers and directors under the Securities Exchange Act of 1934, as amended. Certain executive officers and directors of the Company have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits they may receive in connection with the proposed transaction are described in the Proxy Statement filed with the SEC in connection with the proposed transaction, which may be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2011	ATHEROS COMMUNICATIONS, INC.

	By:	/s/ Bruce Johnson
Bruce Johnson
Associate General Counsel and
Assistant Secretary

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